Exhibit 4.2

SILICOM LTD.

U.S. SHARE OPTION PLAN (2000)

A.     NAME AND PURPOSE

    1.        Name: This plan, as amended from time to time, shall be known as the Silicom Ltd. U.S. Share Option Plan (2000) (the “Plan”).

    2.        Purpose: The purpose and intent of the Plan is to provide incentives to officers, consultants and certain other present and future employees and directors (each, a “Service Provider”) of Silicom Ltd. (the “Company”) and its subsidiaries by providing them with opportunities to purchase shares in the Company, pursuant to a plan approved by the Board of Directors of the Company (the “Plan”). The Plan is intended to comply with the provisions of the United States Internal Revenue Code, as amended from time to time, and any successor statute thereto (the “Code”). The Options to purchase Ordinary Shares of the Company (the “Options”) granted under the Plan may contain such terms as will qualify the Options as Incentive Stock Options (“ISO”) within the meaning of Section 422(b) of the Code.

The word “Company” when used in the Plan with reference to employment or retention of Service Providers, shall include subsidiaries of the Company. The word “subsidiary”, when used in the Plan, shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the option, each of the corporations other than the last corporation in the unbroken chain owns shares possessing 50 percent or more of the total combined voting power of all classes of shares in one of the other corporations in such chain.

B.     GENERAL TERMS AND CONDITIONS OF THE PLAN

     3.        Administration:

    3.1        The Plan will be administered by the Board of Directors of the Company, either directly or upon the recommendation of a share option advisory committee appointed and maintained by the Board for such purpose (the “Committee”). If appointed, the Committee will consist of such number of Directors of the Company (not less than two (2) in number), as may be fixed from time to time by the Board of Directors of the Company. The Board of Directors shall appoint the members of the Committee, may from time to time remove members from, or add members to, the Committee and shall fill vacancies in the Committee however caused. The Board of Directors shall automatically have residual authority if no Committee is appointed, or if such Committee ceases to operate for any reason whatsoever. In such events, the term Committee, whenever used herein, shall mean the Board of Directors of the Company.

    3.2        Subject to the general terms and conditions of this Plan, the Board of Directors shall have sole authority, in its absolute discretion, to determine, and the Committee, if any, shall have full power and authority to make recommendations to the Board concerning (i) the Service Providers to whom Option Awards (as hereinafter defined) shall be granted (“Grantees”), (ii) the number of shares to be covered by each Option Award, (iii) the time or times at which the same shall be granted, (iv) the schedule and conditions on which such Option Awards may be exercised and on which such shares shall be paid for, and/or (v) any other matter which is necessary or desirable for, or incidental to, the administration of the Plan. In determining the number of shares covered by the Option Awards to be granted to each Grantee, the Committee shall consider, among other things, the Grantee’s salary and the duration of the Grantee’s employment by the Company.

    3.3        The Board may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. No member of the Board of Directors or of the Committee, if any, shall be liable for any action or determination made in good faith with respect to the Plan or any Option Award granted thereunder.

    3.4        The interpretation and construction by the Committee of any provision of the Plan or of any Option Award thereunder shall be final and conclusive unless otherwise determined by the Board of Directors.

     4.        Eligible Grantees:

    4.1        NISOs (as defined in Section 6.3 below) may be granted to employees, Directors or consultants of the Company or any parent or subsidiary of the Company (“Service Providers”). ISOs (as defined in Section 6.3 below) may be granted only to employees. Each Option shall be designated in the Option Agreement as either an ISO or a NISO. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value (as hereinafter defined) of the Shares with respect to which ISOs are exercisable for the first time by the Grantee during any calendar year (under all plans of the Company and any parent or subsidiary) exceeds $100,000, such Options shall be treated as NISOs. For purposes of this Section 4.1, ISOs shall be taken into account in the order in which they were granted.

    4.2        Subject to any restriction imposed by applicable law, Option Awards may be granted to any officer, key employee or other employee, consultant or contractor of the Company or any of its subsidiaries, whether or not a Director of the Company or a subsidiary. The grant of an Option Award to a Grantee hereunder, shall neither entitle such Grantee to participate, nor disqualify the Grantee from participating, in any other grant of options pursuant to this Plan or any other share incentive or share option plan of the Company or any of its subsidiaries.

    4.3        The “Fair Market Value” shall mean the last reported sales price (as expressed in dollars on the trading day immediately preceding the date of grant) of the Ordinary Shares on the principal United States national securities exchange on which the Ordinary Shares are designated for trading, or if the Ordinary Shares are not designated for trading on a United States national securities exchange, on the National Association of Securities Dealers Automated Quotations (“NASDAQ”) National Market System or the SMALLCAP Market System, or, if the Ordinary Shares are not designated for trading on the NASDAQ National Market System or the SMALLCAP Market System, the average of the closing bid and asked prices as reported on the NASDAQ System or, if not so reported, as furnished by the National Quotation Bureau.

    5.        Reserved Shares: The Company has reserved 200,000 authorized but unissued Ordinary Shares (nominal value NIS 0.01 per share) for purposes of the Plan, subject to adjustment as provided in paragraph 11 hereof. Any shares under the Plan, in respect of which the right hereunder of a Grantee to purchase the same shall for any reason terminate, expire or otherwise cease to exist, shall again be available for grant through Option Awards under the Plan.

    6.        Option Awards:

    6.1        The Board in its discretion may award to Grantees options to purchase shares in the Company available under the Plan (“Option Awards”). Option Awards may be granted at any time after this Plan has been approved by the Board of Directors of the Company and the shares reserved for the Plan effectively created. The date of grant of each Option Award shall be the date specified by the Board at the time such award is made.

    6.2        The instrument granting an Option Award shall state, inter alia, the number of shares covered thereby, the dates when it may be exercised, the option price, the schedule on which such shares may be paid for and such other terms and conditions as the Board in its discretion may prescribe, provided that they are consistent with this Plan.

    6.3        Option Awards granted under the Plan may be of two types: (i) Incentive Stock Options (“ISO”) and (ii) Non-Incentive Stock Options (“NISO”). ISO means any stock option intended to be and designated as an “Incentive Stock Option” within Section 422 of the Code; NISO means any stock option that is not an ISO. To the extent that any Stock Option does not qualify as an ISO, it shall constitute a corporate NISO.

Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to an ISO shall be interpreted, amended, or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the participant(s) affected, to disqualify any ISO under such Section 422.

Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem appropriate:

    (a)        Option Price. The per share exercise price for the Shares to be issued upon exercise of an Option shall be such price as is determined by the Committee in accordance with applicable law. Notwithstanding the foregoing, the option price per share purchasable under an ISO shall be not less than 100% of the Fair Market Value of the stock at the time of grant. However, any ISO granted to any participant who, at the time the option was granted owns, in accordance with Section 424(d) of the Code, more than 10% of the voting power of all classes of stock of the Company or of a parent or subsidiary corporation shall have an exercise price of no less than 110% of the Fair Market Value of the Stock at the time of grant.

    (b)        Option Term. The term of each ISO shall be fixed by the Committee, but no ISO shall be exercisable more than ten years after the date the ISO is granted. However, any ISO granted to any participant who, at the time the option is granted owns, in accordance with Section 424(d) of the Code, more than 10% of the voting power of all classes of stock of the Company or of a parent or subsidiary corporation may not have a term of more than five years. No option may be exercised by any person after expiration of the term of the option.

    (c)        Exercisability. ISO’s shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant. If the Committee provides, in its discretion, that any ISO is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Committee shall determine in its sole discretion.

    (d)        Non-Transferability of Options. No stock option (whether an ISO or NISO) shall be transferable by the participant otherwise than by will or by the laws of descent and distribution, and all stock options shall be exercisable, during the participant’s lifetime, only by the participant.

    (e)        Incentive Stock Option Limitations. To the extent required for “Incentive Stock Option” status under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the stock with respect to which ISO’s are exercisable for the first time by the participant during any calendar year under the Plan and/or any other stock option plan of the Company and its parent or subsidiary, if any, shall not exceed $100,000.

    7.        Option Prices: Subject to Section 6.3, the price per share covered by each Option Award shall be as determined by the Board.

    8.        Exercise of Option Award:

    8.1        Option Awards shall be exercisable pursuant to the terms under which they were awarded, as set forth in the Option Agreement, and subject to the terms and conditions of this Plan. Unless the Board provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

    8.2        An Option Award, or any part thereof, shall be exercisable by the Grantee’s signing and returning to the Company at its principal office, a “Notice of Exercise” in such form and substance as may be prescribed by the Company from time to time from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. The optionee shall sign and deliver to the company, upon its request, a separate investment representation, certificate or such other document as may be required by the Company’s counsel. Furthermore, the Company may place a legend on any share certificate delivered to an optionee to the effect that such shares were acquired pursuant to such an investment representation without registration of the shares, if necessary.

    8.3        Anything herein to the contrary notwithstanding, but without derogating from the provisions of paragraph 10 hereof, if any Option Award, or any part thereof, has not been exercised and the shares covered thereby not paid for within ten (10) years after the date of grant (or any other period set forth in the instrument granting such Option Award pursuant to Section 7) (the “Termination Date”), such Option Award, or such part thereof, and the right to acquire such shares shall terminate, all interests and rights of the Grantee in and to the same shall expire.

    8.4        Payment for Ordinary Shares purchased under an option granted hereunder shall be made in full upon exercise of the option, by certified or bank cashier’s check payable to the order of the Company, or by any other means acceptable to the Company. The Ordinary Shares purchased shall thereupon be promptly delivered, provided, however, that the Company may, in its discretion require that an optionee pay to the Company, at the time of exercise, such amount as the Company deems necessary to satisfy its obligation to with hold taxes incurred by reason of the exercise or the transfer of shares thereupon. Each payment for shares under an Option Award shall be in respect of a whole number of shares.

    8.5        An optionee or a transferee of an option shall have no rights as a shareholder with respect to any share covered by his option until he shall have become the holder of record of such share, and he shall not be entitled to any dividends or distributions or other rights in respect of such share for which the record date is prior to the date on which he shall have become the holder of record thereof.

    9.        Termination of Employment:

    9.1        Resignation and Termination Without Cause. If an Optionee who is a Service Provider resigns, or is terminated without “cause” (as defined below), the Optionee may exercise the Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of cessation of such Optionee’s employment or service relationship with the Company (the “Cessation Date”), but in no event later than the Termination Date. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for a period of three (3) months after the Cessation Date. All of such Optionee’s rights with respect to the options granted to him or her under the Plan that are not vested at the Cessation Date shall terminate and the underlying Shares shall revert to the Plan immediately upon the Cessation Date. If within three (3) months of the Cessation Date, such Optionee does not exercise his or her option awards, all of such Optionee’s rights with respect to any options that have not been exercised shall terminate and the underlying Shares shall revert to the Plan

    9.2        Termination For Cause. If an Optionee who is a Service Provider is terminated for “cause” (as defined below), his options shall terminate immediately upon the date of such termination for cause. All of such Optionee’s rights with respect to the options granted to him or her under the Plan, whether vested or unvested at the Cessation Date, shall terminate and the underlying Shares shall revert to the Plan immediately upon the Cessation Date.

    9.3        Death, Disability. If an Optionee ceases to be a Service Provider as a result of the Optionee’s disability, or dies while a Service Provider, the Optionee (or in the case of death, the Optionee’s estate or a person who acquires the right to exercise the Option by bequest or inheritance) may exercise the Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of disability or death (but in no event later than the Termination Date). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s date of disability or death. If, on the date of disability or death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after the date of disability or death, the Optionee (or his estate or a person who acquires the right to exercise the Option by bequest or inheritance) does not exercise the Option within the time specified in the Option Agreement or this Plan, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan. “Disability” shall mean a physical or mental infirmity which impairs the Optionee’s ability to substantially perform the duties of employment for a period of at least ninety (90) consecutive days.

    9.4        Deemed Cessation. In the event of resignation or discharge of an Optionee from the employ of the Company or a subsidiary, such Optionee’s employment or termination of services shall, for the purposes of this Article, be deemed to have ceased upon the earlier of (a) the delivery to the employee of notice of discharge or the delivery to the Company or the subsidiary of the letter of resignation, as the case may be, or (b) the effective date of such resignation or discharge.

9.5 “Cause”. For the purposes of this Plan, “cause” shall mean reasons which, as determined by the Company in its discretion, amount to untrustworthiness, bad faith or fraud.

    10.        Adjustments: Upon the happening of any of the following described events, a Grantee’s rights to purchase shares under the Plan shall be adjusted as hereinafter provided:

    10.1        Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Ordinary Shares covered by each outstanding Option, and the number of Ordinary Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Ordinary Shares covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Ordinary Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Ordinary Shares, or any other increase or decrease in the number of issued Ordinary Shares effected without receipt of consideration by the Company. The conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Ordinary Shares subject to an Option.

10.2 Merger, Acquisition, or Asset Sale.

(a)     In the event of a merger or consolidation of the Company with or into another corporation resulting in such other corporation being the surviving entity or resulting in the Company being the surviving entity and any other person or entity owning fifty percent (50%) or more of the outstanding voting power of the Company’s securities, an acquisition of all or substantially all of the shares of the Company, or the sale of substantially all of the assets of the Company (each such event, a “Transaction”), each outstanding Option shall be assumed or an equivalent option or right shall be substituted by the successor corporation or a parent or subsidiary of the successor corporation.

(b)     For the purposes of this sub-section 10.2, the Option shall be considered assumed if, following a Transaction, the option or right confers the right to purchase or receive, for each share subject to the Option immediately prior to the Transaction, the consideration (whether stock, cash, or other securities or property) received in the Transaction by holders of Ordinary Shares for each share held on the effective date of the Transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Transaction is not solely common stock of the successor corporation or its parent, the Board may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each share subject to the Option, to be solely ordinary shares of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Ordinary Shares in the Transaction.

    10.3        The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Board in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an option.

    11.        Assignability and Sale of Shares: No option shall be transferable except by will or the laws of descent and distribution. During the lifetime of the optionee, the option shall be exercisable only by him.

    12.        Term and Amendment of the Plan:

12.1 The Plan was adopted by the Board of Directors of the Company on October 24, 2000, and shall expire on October 24, 2010 (except as to Option Awards outstanding on that date).

    12.2        The Board may, without the consent of the Company’s shareholders or optionees under the Plan, at any time terminate the Plan entirely and at any time, from time to time, amend or modify the Plan, provided that no such action shall adversely affect optionees theretofore granted hereunder without the optionee’s consent, and provided further that no such action by the Board, without approval of the shareholders, may (a) increase the total number of Ordinary Shares which may be purchased pursuant to options granted under the Plan; (b) expand the persons eligible to receive options under the Plan; (c) extend the maximum term of options granted hereunder; or (d) extend the term of the Plan.

    13.        Continuance of Employment: Neither the Plan nor the Agreement shall impose any obligation on the Company or a subsidiary thereof to continue any Grantee in its employ or service, and nothing in the Plan or in any Option Award granted pursuant thereto shall confer upon any Grantee any right to continue in the employ or service of the Company or a subsidiary thereof, or restrict the right of the Company or a subsidiary thereof, to terminate such employment or service at any time.

    14.        Governing Law: The Plan and all instruments issued thereunder or in connection therewith, shall be governed by, and interpreted in accordance with, the laws of the State of Israel, subject to the provisions of the applicable United States securities laws.

    15.        Application of Funds: The proceeds received by the Company from the sale of shares pursuant to Option Awards granted under the Plan will be used for general corporate purposes of the Company or any subsidiary thereof.

    16.        Tax Consequences: Any tax consequences arising from the grant or exercise of any Option Award, from the payment for shares covered thereby or from any other event or act (of the Company, the subsidiary that employs or engages the services of the Grantee, or the Grantee) hereunder, shall be borne solely by the Grantee. Furthermore, the Grantee shall agree to indemnify the Company, the subsidiary that employs or engages the services of the Grantee, and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Grantee. Except as otherwise required by law, the Company shall not be obligated to exercise any Options on behalf of a Grantee until all tax consequences arising from the exercise of such Options are resolved in a manner reasonably acceptable to the Company. The Company or any of its subsidiaries may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all taxes required by law to be withheld with respect to Options granted under the Plan and the exercise thereof, including, but not limited, to (i) deducting the amount so required to be withheld from any other amount then or thereafter payable to a Grantee, and/or (ii) requiring a Grantee to pay to the Company or any of its subsidiaries the amount so required to be withheld as a condition of the issuance, delivery, distribution or release of any Shares.

    17.        Conditions Upon Issuance of Shares.

    17.1        Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with applicable laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

    17.2        Investment Representations. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required. The certificates for such Shares may include any legend which the Company deems appropriate to reflect any restrictions on transfer or any other restrictions required by applicable law or this Plan. All certificates for Shares issued pursuant to the Plan shall be subject to such stop transfer orders and other restrictions as the Company may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or interdealer quotation system upon which the Shares are then listed or quoted, and any applicable federal or state securities laws.

    18.        Inability to Obtain Authority. The inability of the Company to obtain authority from or comply with the rules and regulations of any regulatory body having jurisdiction or any applicable laws, which authority or compliance is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority or compliance shall not have been obtained.

    19.        Reservation of Shares. The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

    20.        Stockholder Approval. The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under applicable laws.